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          Registration Rights Agreement by and between the Registrant and John C. Walsh dated July 11, 1997
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                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

      This Registration Rights Agreement is dated as of July 11, 1997 by and among FOUNTAIN PHARMACEUTICALS, INC., a Delaware corporation (the "Company") and JOHN C. WALSH (the "Holder").

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Holder owns certain shares of the Company's Common Stock;

      WHEREAS, the parties hereto desire to set forth their agreement concerning the registration of the Company's Common Stock under the Securities Act of 1933, as amended.

      NOW, THEREFORE, the parties hereto agree as follows:

                                    AGREEMENT
                                    ---------
      1.    DEFINITIONS.

            (a)   "Company" shall mean Fountain Pharmaceuticals, Inc.

            (b)   "Holder" shall mean John C. Walsh.

            (c) "Restricted Stock" shall mean 25,000,000 shares of the Common Stock of the Company acquired by the Holder from the Company in December 1995.

            (e) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any relevant time.

            (f) "SEC" shall mean the United States Securities and Exchange Commission.

      2.    MANDATORY REGISTRATION.

            (a) The Company has agreed to prepare and file a Registration Statement with the SEC no later than January 31, 1998 for the purpose of facilitating the public resale of the Restricted Stock. The Company shall use its best efforts to have such Registration Statement declared effective.

            (b) The Company shall be entitled to include in any Registration Statement referred to in Subparagraph (a) of this Paragraph 2, shares of Common Stock to be sold by the Company for its own account (or by other holders of Common Stock, if all shares which the Company wishes to register for its own account have been included).

            (c) The Company's obligation in Subparagraph 2(a) above extends only to the use of all reasonable efforts to register such shares pursuant to a Registration Statement. The Company shall have no obligation whatsoever to indemnify or hold harmless the Holder or any underwriter or managing underwriter designated by the Holder, to cooperate with such underwriter, or to obtain a commitment from an underwriter relative to the sale of such shares, whether in a public offering or private placement transaction. Furthermore, should the Company elect to include certain shares for its own account or for the account of other shareholders in such Registration Statement pursuant to Subparagraph 2(b) above, and should such shares be subject to a commitment from an underwriter relative to a public or private offering, the Company shall have no obligation to include the shares of Restricted Stock being registered pursuant to Subparagraph 2(a) hereof in such underwritten offerings. Furthermore, the Holder registering his shares hereby agrees, as a condition precedent to such registration, to provide the Company with a certificate or certificates evidencing compliance with the Securities Act and all applicable rules and regulations thereunder.

      3.    INCIDENTAL REGISTRATION.

            (a) If the Company at any time (other than pursuant to Paragraph 2 hereof) proposes to register any of its securities under the Securities Act for sale, whether for its own account or for the account of other securityholders or both (except with respect to Registration Statements on Form S-8, Form S-4, or another form not available for registering the Restricted Stock for sale to the public), it will each such time give written notice to the Holder of its intention so to do. Upon the written request of the Holder, given within 20 days after receipt of any such notice, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement to permit the sale or other disposition by such Holder (in accordance with their written request).

            (b) The Company's obligation in Subparagraph 3(a) above shall extend only to the inclusion of the shares of Restricted Stock in a Registration Statement, and not as to the determination of the manner of disposition. The Company shall have no obligation to include the shares requested in Subparagraph 2(a) above in any underwritten offering, to otherwise assure the terms and conditions of distribution, to indemnify and hold harmless the Holder or any underwriter or managing underwriter, to locate or cooperate with any such underwriter  or  managing  underwriter,  or  to  obtain  a  commitment  from  an underwriter relative to the sale of such shares of Restricted Stock. Furthermore, the Holder registering his shares pursuant to Subparagraph 2(a) above, hereby agrees, as a condition precedent to such registration, to provide the Company with a certificate or certificates evidencing compliance with the Securities Act, and all applicable rules and regulations thereunder.

      4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Paragraphs 2 and 3 hereof to effect the registration of any of the Restricted Stock under the Securities Act, the Company will use all reasonable efforts to:

            (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby or as required under the Securities Act;

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

            (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Subparagraph 4(a) above and as comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the sellers' intended method of disposition set forth in such Registration Statement for such period;

            (c) furnish to each seller and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus), as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

            (d) use its best efforts to register or qualify the Restricted Stock covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the sellers, or, in the case of an underwritten public offering, the managing underwriter shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (e) immediately notify each seller under such Registration Statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing;

            (f) make available for inspection by each seller, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

            (g) for purposes of Subparagraphs 4(a) and 4(b) above, the period of distribution of Restricted Stock shall be deemed to extend for nine months (120 days in the case of registration on Form S-3) or such earlier date as (A) in an underwritten public offering, each underwriter has completed the distribution of all securities purchased by it; and (B) in any other registration, all shares of Restricted Stock covered thereby shall have been sold; and

            (h) if the Common Stock of the Company is listed on any securities exchange or automated quotation system, the Company shall use its best efforts to list (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable) the Restricted Stock covered by such Registration Statement on such exchange or automated quotation system.

      5.    EXPENSES.

            (a) For the purposes of this Paragraph 5, the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with Paragraphs 2 and 3 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company (other than the expenses of any special audit as described below), fees of the National Association of Securities Dealers, Inc. ("NASD"), fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars. The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock and all accountable or non-accountable expenses paid to any underwriter in respect of the sale of Restricted Stock.

            (b) Except as otherwise provided herein or in Subparagraph 5(c) hereof, the Company will pay all Registration Expenses in connection with the Registration Statement(s) filed pursuant to Paragraphs 2 and 3 of this Agreement. All Selling Expenses in connection with any Registration Statement filed pursuant to Paragraphs 2 or 3 of this Agreement shall be borne by the Holder in proportion to the number of shares sold by him, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

      6.    OBLIGATIONS OF HOLDER.

            (a)   In connection with each registration  hereunder,  each selling
Holder will furnish to the Company in writing such information with respect to such seller and the securities held by such seller, and the proposed distribution by them as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws, as a condition precedent to including such seller's Restricted Stock in the Registration Statement. The Holder also shall agree to promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

            (b) In connection with each registration pursuant to Paragraph 2 or 3 of this Agreement, the Holder included therein will not effect sales thereof until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus. At the end of any period during which the Company is obligated to keep a Registration Statement current, the Holder included in said Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

      7.    MISCELLANEOUS PROVISIONS.

            (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

            (b) COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            (c) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders.

            (d) NOTICES. All communications under this Agreement shall be sufficiently given if delivered by hand or by overnight courier or mailed by registered or certified mail, postage prepaid, addressed,

                  (i)   if to the Company, to:

                        Fountain Pharmaceuticals, Inc.
                        7279 Bryan Dairy Drive
                        Largo, FL  33777
                        Attention: Chief Executive Officer

                        with a copy to:

                        Stephen M. Cohen, Esquire
                        Buchanan Ingersoll Professional Corporation
                        Eleven Penn Center
                        1835 Market Street, 14th Floor
                        Philadelphia, PA 19103

      or, in the case of the Holders, at such address as each such Holder shall have furnished in writing to the Company; or at such other address as any of the parties shall have furnished in writing to the other parties hereto.

            (e)   SUCCESSORS  AND  ASSIGNS;   HOLDERS  AS  BENEFICIARIES.   This
Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns, and the agreements of the Company herein shall inure to the benefit of all Holders and their respective successors and assigns.















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

            (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (g) ENTIRE AGREEMENT; SURVIVAL; TERMINATION. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                    Very truly yours,

                                    FOUNTAIN PHARMACEUTICALS, INC.


                                    By:
                                       --------------------------------
                                       John C. Walsh
                                       Chief Executive Officer

Agreed and accepted this
11th day of July, 1997:


By:
   -------------------------
   John C. Walsh























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